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                                                                    Exhibit 23.1


                            Independent Auditors' Consent

    To the Board of Directors of Capital Corp of the West

    We consent to the incorporation by reference in the Registration Statement (No. 333-31193) on Form S-2 of Capital Corp of the West of our report dated January 31, 1997, relating to the consolidated balance sheets of Capital Corp of the West and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Capital Corp of the West. The report on the 1995 financial statements reflects the adoption of the Financial Accounting Standards Board Statement of Financial Accounting Standard, No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES.




                                       /s/ KPMG Peat Marwick LLP

Sacramento, California
August 26, 1997